Exhibit 99.1

CUSIP No. 679580100

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees to the joint filing with each other of the attached statement on Schedule 13G/A and to all amendments to such statement and that such statement and all amendments to such statement is made on behalf of each of them.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement on February 7, 2005.

JEFFREY W. CONGDON

/s/ Jeffrey W. Congdon
Jeffrey W. Congdon

JEFFREY W. CONGDON REVOCABLE TRUST

By:	/s/ Jeffrey W. Congdon
Jeffrey W. Congdon, Trustee

JOHN R. CONGDON TRUST FOR MICHAEL DAVIS CONGDON

By:	/s/ Jeffrey W. Congdon
Jeffrey W. Congdon, Trustee

JOHN R. CONGDON TRUST FOR PETER WHITEFIELD CONGDON

By:	/s/ Jeffrey W. Congdon
Jeffrey W. Congdon, Trustee

JOHN R. CONGDON TRUST FOR MARY EVELYN CONGDON

By:	/s/ Jeffrey W. Congdon
Jeffrey W. Congdon, Trustee

JOHN R. CONGDON TRUST FOR HUNTER ANDREW TERRY

By:	/s/ Jeffrey W. Congdon
Jeffrey W. Congdon, Trustee

JOHN R. CONGDON TRUST FOR NATHANIEL EVERETT TERRY

By:	/s/ Jeffrey W. Congdon
Jeffrey W. Congdon, Trustee

JOHN R. CONGDON TRUST FOR KATHRYN LAWSON TERRY

By:	/s/ Jeffrey W. Congdon
Jeffrey W. Congdon, Trustee

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